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                                                                     EXHIBIT 1.1

                           CONTANGO OIL & GAS COMPANY
                           800,000 Depositary Shares
                      Each Representing 1/10 of a Share of
              ___% Convertible Cumulative Preferred Stock, Series C

                             UNDERWRITING AGREEMENT

June __, 2002


MORGAN KEEGAN & COMPANY, INC.
Attention: ________
50 Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

Contango Oil & Gas Company, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 800,000 shares (the "Firm Shares") of its depositary shares (the "Depositary Shares"), each representing 1/10 of a share of its ___% Convertible Cumulative Preferred Stock, Series C, par value $0.04 per share (the "Preferred Stock"), to you (the "Underwriter").

Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company grants to the Underwriter the right to purchase up to an additional 120,000 Depositary Shares (the "Option Shares"), which option shall be exercisable in the manner set forth in Section 2(a) below. The Firm Shares and Option Shares are herein sometimes referred to collectively as the "Shares."

The shares of Preferred Stock represented by the Shares (the "Preferred Shares") will, when issued, be deposited by the Company against delivery of depositary receipts ("Depositary Receipts") to be issued by The Bank of New York, as depositary (the "Depositary"), under a deposit agreement (the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares. The shares of Preferred Stock are convertible, under certain circumstances, into shares of the Company's common stock, par value $0.04 per share (the "Common Stock"). The Shares, the Preferred Shares and the shares of Common Stock into which the Preferred Shares are convertible (the "Common Shares") are referred to herein collectively as the "Securities."

As part of the offering contemplated by this Agreement, the Underwriter has agreed to reserve up to 40,000 Shares, out of the Firm Shares, for sale to the Company's employees, officers, and directors and other persons with a relationship to the Company (collectively, the "Participants"),
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as set forth in the Prospectus under the heading "Underwriting" (the "Directed
Share Program"). The Shares to be sold by the Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriter as set forth in the Prospectus.

The Company wishes to confirm as follows its agreement with you, in connection with the purchase of the Shares by you.

     1. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Underwriter as set forth below.

Certain terms used in this Section 1 are defined in paragraph (cc) hereof.

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, registration number 333-88252, on Form S-1, including any amendments thereto and the related preliminary prospectus included therein (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the Securities. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the "Rule 462(b) Registration Statement," and, after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has filed with, or shall promptly after execution and delivery of this Agreement file with, the Commission a prospectus relating to the Securities pursuant to Rule 424(b) and Rule 430A under the Act.

     (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and at the Closing Time or any Date of Delivery, the Prospectus will, comply in all material respects with the requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and at the Closing Time or any Date of Delivery, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus.

     (c) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

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     (d) The only subsidiaries of the Company are the Subsidiaries (as defined below). Each of the Company and Contango Operators, Inc., Contango Sundance, Inc., REX Offshore Corporation, MOE Offshore Corporation, Republic Exploration, L.L.C. and Magnolia Offshore Exploration, L.L.C. (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company directly, or indirectly through a Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, except that the Company owns, as of the date hereof, a 33 1/3% membership interest in Republic Exploration, L.L.C. and a 50% membership interest in Magnolia Offshore Exploration, L.L.C.

     (e) The Company and each of the Subsidiaries have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect; and the Company and each of the Subsidiaries are in compliance with all applicable laws, the violation of which could have a Material Adverse Effect.

     (f) The Company and each Subsidiary have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Prospectus.

     (g) The Company and each Subsidiary maintain adequate insurance for the conduct of their respective business as described in the Prospectus.

     (h) The Company, either directly or through the Subsidiaries, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company's business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company and the Subsidiaries taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company and the Subsidiaries, of such patents, trademarks and trade names does not infringe on the rights of any person.

     (i) The Company's authorized capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock, Series A Senior

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Convertible Cumulative Preferred Stock, par value $.04 per share, of the Company
(the "Series A Preferred Stock") and Series B Senior Convertible Cumulative Preferred Stock, par value $.04 per share, of the Company (the "Series B Preferred Stock") have each been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable; the Shares and the Preferred Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement and, in the case of the Shares, the Deposit Agreement, will be fully paid and non-assessable; the Common Shares have been duly and validly authorized and, when issued upon conversion of the Preferred Shares, will be fully paid and non-assessable; the Shares have been approved for listing on the American Stock Exchange, subject to notice of issuance; the form of depositary receipt representing the Shares will be in valid and sufficient form in compliance with the American Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares, the Preferred Shares or the Common Shares.

     (j) There is no pending or, to the best knowledge of the Company, threatened, action, suit, proceeding or investigation before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

     (k) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Preferred Shares and the Common Shares; and this Agreement and the Deposit Agreement have been duly authorized; and this Agreement has been, and the Deposit Agreement as of the Closing Time, will have been, duly executed and delivered by the Company. When so executed, the Deposit Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (l) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated herein or therein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter.

     (m) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and no event has occurred which with the giving of notice or the lapse of time or both would constitute a default under) its charter, by-laws or other organizational documents, or any loan, note or other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such violations, conflicts, breaches or defaults as could not, individually or in the aggregate, have a Material Adverse Effect.

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     (n) Neither the issue and sale of the Shares nor the consummation of any of the other transactions herein contemplated (including without limitation the execution, delivery and performance of the Deposit Agreement, the issuance and deposit of the Preferred Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein and the issuance of the Common Shares upon conversion of the Preferred Shares) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or is bound or any judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries.

     (o) Other than as described in the Prospectus, there are no outstanding warrants or options to purchase any shares of capital stock of the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the certificate of incorporation or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company.

     (p) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Act.

     (q) To the best of the Company's knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company and any other applicable entity, as required by the Act. The financial statements, together with related schedules and notes, included in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present (i) the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated and (ii) the combined revenues and direct operating expenses of the acquired oil and gas properties identified in the Prospectus for the periods indicated, and, in each case, have been prepared in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. The pro forma financial statements and the related notes thereto, and the other pro forma financial information, included in the Prospectus and the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data

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included in the Prospectus and in the Registration Statement are, in all
material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company and the Subsidiaries or, with respect to information and data relating to persons other than the Company and the Subsidiaries, other information available to the Company.

     (r) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and, since the date of the most recent financial statements included in the Prospectus, there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any Subsidiary, or any event, occurrence, circumstance or development that has resulted in a Material Adverse Effect or that may reasonably be expected to involve a prospective Material Adverse Effect. (s) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

     (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (u) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

     (v) The Company and each of the Subsidiaries have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

     (w) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Share will represent an interest in 1/10 of a share of a validly issued, outstanding, fully paid and non-assessable share of Preferred Stock; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the

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Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement, and the Shares will conform in all material respects to the description thereof contained in the Prospectus.

     (x) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

     (y) Except as described in the Prospectus, each of the Company and its Subsidiaries has (i) good and indefeasible title to all its interests in its oil and gas properties, and title investigations have been carried out by or on behalf of the Company and its Subsidiaries in accordance with good practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate and (ii) good and indefeasible title to all other real property and marketable title to all other material properties and assets described in the Prospectus as owned by the Company or such Subsidiary and valid, subsisting and enforceable leases for all properties and assets, real or personal, described in the Prospectus as leased by them, in each case free and clear of any imperfections of title, security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those described in the Prospectus and those that could not, individually or in the aggregate, have a Material Adverse Effect.

     (z) The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to W.D. Von Gonten & Co. ("Von Gonten") of William M. Cobb & Associates, Inc. ("Cobb"), independent petroleum engineers, for purposes of preparing the reserve reports referenced in the Prospectus (the "Reserve Reports"), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to Von Gonten and Cobb were prepared in good faith and with a reasonable basis; the information provided to Von Gonten and Cobb for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; to the best of the Company's knowledge, Von Gonten and Cobb were, as of the dates of the Reserve Reports prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of the reserves and intervening spot market product price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and reflected in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

     (aa) The Company and each of the Subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health

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and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company or any of the Subsidiaries under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or any of the Subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escape, dumping or releases, a Material Adverse Effect; and the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

     (bb) There are no persons with registration or similar rights to require registration of any securities of the Company under the Act because of the filing of the Registration Statement or the sale of the Shares by the Company to the Underwriter, other than such rights as are described in the Prospectus and have been duly and effectively waived.

     (cc) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any amendments thereto became effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Securities, in each case filed pursuant to Rule 424(b). "Prospectus" shall mean the prospectus relating to the Securities that is filed pursuant to Rule 424(b) and Rule 430A under the Act in accordance with the last sentence of Section 1(a) above. "Registration Statement" shall mean the Registration Statement referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time or any Date of Delivery, shall also mean such registration statement as so amended.

     2. Agreements to Sell and Purchase.

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     (a) On the basis of the representations, warranties and agreements of the
Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company the Firm Shares, at a purchase price of $23.25 per Share (the "purchase price per share"). The option to purchase the Option Shares granted hereby may be exercised by the Underwriter, in whole or in part on one or more occasions, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares, by giving written notice to the Company. The notice of exercise shall set forth the number of Option Shares as to which the Underwriter is exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by the Underwriter but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. The option granted hereby shall expire if not exercised on or prior to the 30th day after the date hereof. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriter.

     (b) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103 or at such other place as shall be agreed upon by the Company and you, at 9:00 a.m. (prevailing Eastern time), either (i) on the third full business day after the Effective Date, or (ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of the Underwriter in the manner set forth above, or at such other place as you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Shares and the Option Shares in immediately available funds shall be made by wire transfer to the bank account designated by the Company against delivery to the Underwriter of the Shares to be purchased by it. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

     (c) The Company has been advised by you that you propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into and the Registration Statement, and, if necessary, any post-effective amendment to the Registration Statement, has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     3. Agreements of the Company. The Company agrees with the Underwriter as follows:


     (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriter or any dealer, file any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) under the Act) or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

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     (b) The Company will use its best efforts to cause the Rule 462(b)
Registration Statement, if any, and any post-effective amendment to the Registration Statement to become effective, and will notify the Underwriter promptly, and will confirm such advice in writing, (i) when any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement become effective, (ii) of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 3(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

     (c) The Company will furnish to the Underwriter, without charge, as soon as possible, copies of the signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Underwriter, without charge, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) The Company will deliver to the Underwriter, without charge, as many copies of the Prospectus or any supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus or any supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement the Prospectus to comply with law, subject to the provisions of Section 3(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto to the Registration Statement, and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request.

     (f) The Company will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During the period of five years commencing on the date hereof, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

     (h) For a period of 90 days from the date hereof (the "Lock-Up Period"), the Company will not, without your prior written consent, (i) offer, pledge contract to sell or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock or any securities convertible into or exercisable or exchangeable for any shares of capital stock, (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any capital stock, whether any such transaction described above is to be settled by delivery of capital stock, in cash or otherwise or (iii) file any registration statement for the registration of any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, except for: the registration of the offer and sale of the Shares and sales to the Underwriter pursuant to this Agreement; or the grant of options, not exercisable during the Lock-Up Period, pursuant to the Company's 1999 Stock Incentive Plan in effect at the time of execution of this Agreement.

     (i) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Company and the Subsidiaries, for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") covering the period when the earnings statement is released.

     (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by you in connection herewith.

     (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

     (l) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds."

     (m) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period.

     4. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Shares and the Preferred Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memoranda, the Deposit Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the fees and expenses of the Depositary, including the fees and disbursements of counsel for the Depositary, if any; (vi) the registration of the Shares under the Exchange Act and the listing of the Shares on the American Stock Exchange; (vii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the NASD; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

     (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct at the Closing Time with the same force and effect as if made on and as of the Closing Time.

     (b) The Registration Statement (including any post-effective amendment thereto) shall have become effective not later than 5:00 P.M. (and, in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement, or at such later date and time as shall be consented to in writing by the Underwriter, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

     (c) Subsequent to the date of the most recent financial statements included in the Prospectus, there shall not have been any event, occurrence, circumstance or development that has resulted in a Material Adverse Effect or that may reasonably be expected to involve a prospective Material Adverse Effect. On the Closing Time, the Underwriter shall have received a certificate dated the Closing Time, signed by each of the President and Chief Financial Officer of the Company confirming the matters set forth in Sections 5(a), (b) and (c).

     (d) The Underwriter shall have received an opinion, dated the Closing Time and satisfactory in form and substance to counsel for the Underwriter, from counsel for the Company to the effect that:

          (i) Each of the Company and the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect;

          (ii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects; the statements in the Prospectus under the caption "Description of Series C Preferred Stock and Depositary Shares," insofar as such statements constitute summaries of the documents referred to therein, have been reviewed by such counsel and fairly summarize the matters referred to therein in all material respects; the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the deposit of the Preferred Shares in accordance with the Deposit Agreement has been duly authorized; the Shares and the Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement and the Deposit Agreement and, in the case of the Shares, paid for by the Underwriter pursuant to the Agreement, will be fully paid and non-assessable; the Common Shares have been duly and validly authorized and issued and, when issued upon conversion of the Preferred Shares, will be fully paid and non-assessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange; the forms of depositary receipts representing the Shares are in valid and sufficient form in compliance with American Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares, the Preferred Stock or Common Stock;

          (iii) To the best of such counsel's knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

          (iv) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-1 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder;

          (v) The Company has full corporate power and authority to enter into and perform its obligations under the Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Preferred Shares and the Common Shares; and this Agreement has been, and the Deposit Agreement will have been as of the Closing Time, duly authorized, executed and delivered by the Company;

          (vi) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriter of the Shares;

          (vii) The Company and each of the Subsidiaries are not in violation of its certificate of incorporation, by-laws or other organizational documents, and to the best of the Company's knowledge, after due inquiry, neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Effect;

          (viii) Neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated by the Agreement (including without limitation the execution, delivery and performance of the Deposit Agreement, the issuance and deposit of the Preferred Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein, including the issuance of the Common Shares upon conversion of the Preferred Shares) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation, bylaws or other organizational documents of the Company or the Subsidiaries or the terms of any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or is bound or any judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries;

          (ix) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as provided therein;

          (x) Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

          (xi) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

          (xii) Except as described in the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

          (xiii) Assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and (regardless of whether a proceeding is considered at law or in equity);

          (xiv) When the Shares evidenced by the Depositary Receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized and issued, fully paid and non-assessable shares of Preferred Stock, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

In addition, such counsel shall state that it has participated in conferences with representatives of the Underwriter, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided that such counsel need not express any comment with respect to the financial statements and other financial data included in the Registration Statement or Prospectus.

     (e) The Underwriter shall have received an opinion, dated the Closing Time from Bracewell & Patterson, L.L.P., counsel to the Underwriter, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

     (f) You shall have received "comfort" letters addressed to you, as Underwriter, and dated the date hereof and the Closing Time from [Arthur Andersen LLP], independent certified public accountants, substantially in the forms heretofore approved by you.

     (g) Von Gonten shall have delivered to you on the date of this Agreement a letter (the "Reserve Letter"), in form and substance reasonably satisfactory to you, stating, as of the date of this Agreement, the conclusions and findings of such firm with respects to the oil and gas reserves of the Company.

     (h) The Company shall not have failed at or prior to the Closing Time to have performed or complied with any of its agreements herein contained or contained in the Deposit Agreement and required to be performed or complied with by it hereunder or thereunder at or prior to the Closing Time.

     (i) Prior to the Closing Time the Shares shall have been listed, subject to notice of issuance, on the American Stock Exchange.

     (j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Company and delivered to you, as Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

     (k) In the event that the Underwriter exercises its option provided in
Section 2(a) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to
     Section 5(c) hereof remains true and correct as of such Date of Delivery.

          (ii) The favorable opinion of counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required of such counsel by Section 5(d) hereof.

          (iii) The favorable opinion of Bracewell & Patterson, L.L.P., counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

          (iv) A letter from [Arthur Andersen LLP], in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter at the Closing Time pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

     6. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the

Underwriter, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (i) caused by the failure of any Participant to pay for and accept delivery of the Directed Shares which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase or (ii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus wrapper material in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

     (c) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Underwriter or such controlling person shall promptly notify the Company (but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (d) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the

Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

     (e) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (f) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.

Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (h) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

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

     7. Termination. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Time (i) except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent financial statements included in the Prospectus, there has been any event, occurrence, circumstance or development that has resulted in a Material Adverse Effect or that may reasonably be expected to involve a prospective Material Adverse Effect, (ii) trading in any securities of the Company or in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriter.

Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     8. Information Furnished by the Underwriter. The statements set forth in the first two paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 1(b) and 6 hereof.

     9. Miscellaneous. Except as otherwise provided in Sections 3, 7 and 8 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company, Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, Attention: Kenneth R. Peak, or (ii) if to you, Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention: ________.

This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its directors and officers and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

     10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

     11. Counterparts. This Agreement may be signed in various counterparts, which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

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

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly yours,

CONTANGO OIL & GAS COMPANY



-------------------------------
Kenneth R. Peak
President and Chief Executive Officer

Confirmed as of the date first above mentioned.

By: MORGAN KEEGAN & COMPANY, INC.

By:  __________________________
Name: __________________________
Title: ___________________________

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